      As filed with the Securities and Exchange Commission on May 7, 1999

                                                        Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           HOST MARRIOTT CORPORATION
      (Exact name of registrant as specified in its governing instrument)

                Maryland                               53-0085950
        (State of Organization)         (I.R.S. Employer Identification Number)

                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                  301-380-9000
         (Address and telephone number of principal executive offices)

                         Christopher G. Townsend, Esq.
                   Senior Vice President and General Counsel
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                  301-380-9000
           (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                          J. Warren Gorrell, Jr., Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                 (202) 637-5600
                                ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ----------------
                        CALCULATION OF REGISTRATION FEE

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                                               Proposed Maximum
                                  Amount      Aggregate Price per  Proposed Maximum   Amount of
        Title of Class            to be            Share of       Aggregate Offering Registration
of Securities Being Registered  Registered      Common Stock(1)        Price(1)         Fee(1)
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Shares of Common Stock, par
 value $.01 per share.......    47,713,875          $12.91           $615,986,126    $171,244.14
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Series A Junior Participat-
 ing Preferred Stock (2)....    47,713,875(2)         N/A                N/A             N/A
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-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on May 6, 1999.
(2) Each holder of shares of Common Stock has the right to purchase shares of Series A Junior Participating Preferred Stock, which rights are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates of shares of Common Stock, and will be transferred with and only with such shares of Common Stock.
                                ----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this prospectus is not complete and may be       +
+changed. These securities may not be sold until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    Subject to Completion, dated May 7, 1999

PROSPECTUS

                               47,713,875 Shares

                           HOST MARRIOTT CORPORATION

                                  Common Stock

  The persons or entities listed herein, who may become shareholders of Host Marriott Corporation, may offer and sell from time to time up to 47,713,875 shares of our common stock under this prospectus. We refer to such persons or entities as the selling shareholders. We may issue the offered shares to the selling shareholders if and to the extent that such selling shareholders redeem their units of limited partnership interest in Host Marriott, L.P. and we choose to issue to them our common stock in exchange for their partnership units. We are registering the offered shares as required under the terms of a registration rights agreement between the selling shareholders and us. Fifty percent of the offered shares (23,856,938 shares) become eligible for sale commencing on or after July 1, 1999; twenty five percent (11,928,469 shares) become eligible for sale commencing on or after October 1, 1999; and the remaining twenty five percent (11,928,468 shares) become eligible for sale commencing on or after January 1, 2000. Our registration of the offered shares does not mean that any of the selling shareholders will offer or sell any of the offered shares. We will receive no proceeds of any sales of the offered shares by the selling shareholders, but we will incur expenses in connection with the offering.

  The selling shareholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

  Our common stock is listed on the New York Stock Exchange under the symbol "HMT."

  Neither the Securities and Exchange Commission nor any state securities commission has approved of these offered shares, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.




                  The date of this prospectus is July  , 1999.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission's rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

   This prospectus provides you with a general description of the offered shares. Each time a selling shareholder sells any of the offered shares, the selling shareholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

  450 Fifth Street,          7 World Trade Center     500 West Madison
  N.W.                       Suite 1300               Street
  Room 1024                  New York, New York       Suite 1400
  Washington, D.C.           10048                    Chicago, Illinois
  20549                                               60661

   Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

   Our Commission filings can also be read at the following address:

  New York Stock Exchange
  20 Broad Street
  New York, New York 10005

   Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

   The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the offered securities to which this prospectus relates have been sold or the offering is otherwise terminated.

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (filed on March 26, 1999).

     2. Current Report on Form 8-K (filed on May 3, 1999).

     3. Description of our common stock included in a Registration Statement on Form 8-A filed on November 18, 1998 (as amended on December 28, 1998).

     4. Description of our Rights included in a Registration Statement on Form 8-A filed on December 11, 1998 (as amended on December 24, 1998).

   You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

  Corporate Secretary
  Host Marriott Corporation
  10400 Fernwood Road
  Bethesda, Maryland 20817

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. In addition to historical information, this prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus contain or will contain forward-looking statements within the meaning of the federal securities laws, including the cautionary statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 under the caption "Risk Factors" and other similar statements contained elsewhere in the Form 10-K. Forward-looking statements include information relating to our intent, belief or current expectations, primarily, but not exclusively, with respect to:

  . capital expenditures,

  . cost reductions,

  . cash flow,

  . economic outlook,

  . operating performance or

  . improvements and related industry developments.

   We intend to identify forward-looking statements in this prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases (or the negatives thereof).

   The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

  . national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing;

  . the ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . governmental approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

  . the effects of tax legislative action; and

  . the effect on us and our operations of the year 2000 issue.

   Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give you no assurance that such expectations will be attained or that any deviations will not be material. We disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this prospectus or other materials that we have filed or will file with the Commission and incorporated by reference in this prospectus to reflect any change in our expectations or any changes in events, conditions or circumstances on which any statement is based.

   As used herein and in any accompanying prospectus supplement, "Host Marriott," "Company," "our," "us" or "we" refer to Host Marriott Corporation, a Maryland corporation, and one or more of our subsidiaries, including Host Marriott, L.P., a Delaware limited partnership, and all the predecessors, or, as the context may require, Host Marriott Corporation only or Host Marriott, L.P. only. All references to Host Delaware shall mean our predecessor, Host Marriott Corporation, a Delaware corporation.

                                  THE COMPANY

   Host Marriott was formed to continue and expand the hotel lodging property ownership business of its predecessors. Host Marriott succeeded to this business as a result of its merger with Host Marriott Corporation, a Delaware corporation, and other restructuring transactions consummated in December 1998 which we refer to as the "REIT conversion." Host Marriott is one of the largest owners of hotels in the world, with ownership of, or controlling interests in, approximately 125 upscale and luxury full-service hotel lodging properties in its portfolio as of March 31, 1999. Virtually all of these properties are leased to subsidiaries of Crestline Capital Corporation, a Delaware corporation and formerly a wholly owned subsidiary of Host Marriott, and are generally operated under the Marriott and Ritz-Carlton brand names and managed by Marriott International, Inc. Host Marriott will make an election to be taxed as a REIT for federal income tax purposes effective for its taxable year beginning January 1, 1999. Host Marriott owns substantially all of its assets and conducts substantially all of its business through Host Marriott, L.P. and its subsidiaries. Host Marriott is the sole general partner of Host Marriott, L.P.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and our telephone number is (301) 380-9000.

                           NO PROCEEDS TO THE COMPANY

   We will not receive any of the proceeds from sales of the offered shares by the selling shareholders. We will pay all costs and expenses incurred in connection with the offering of the offered shares, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the common stock, which will be paid by the selling shareholders.

                              SELLING SHAREHOLDERS

   The selling shareholders hold 47,713,875 units of limited partnership interest in Host Marriott, L.P. which they acquired on December 30, 1998 in exchange for properties and assets. We may issue the offered shares to the selling shareholders if and to the extent that they redeem their partnership units and we elect to issue to them shares of our common stock in exchange. The following table provides the name of each selling shareholder and the number of shares of common stock that may be issued to and offered by each
selling shareholder. As of       , 1999, none of the selling shareholders owns
any shares of common stock. All the offered shares offered by a selling shareholder represent shares of common stock that may be issued by us upon the redemption of the selling shareholder's partnership units. The offered shares, if issued, will become eligible for sale pursuant to the following schedule: fifty percent (50%), or 23,856,938 shares, will become eligible for sale commencing on or after July 1, 1999; twenty five percent (25%), or 11,928,469 shares, will become eligible for sale commencing on or after October 1, 1999; and the remaining twenty five percent (25%), or 11,928,468 shares, will become eligible for sale commencing on or after January 1, 2000. Since the selling shareholders may sell all, some or none of the offered shares, no estimate can be made of the number of offered shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent approximately % of the total
shares of common stock outstanding as of     , 1999, assuming redemption of all
outstanding partnership units for shares of common stock.

                                                             Number of Shares of
                                                                Common Stock
Name of Selling Shareholder                                    Offered Hereby
---------------------------                                  -------------------
Blackstone Real Estate Partners I L.P.......................      4,356,783
Blackstone Real Estate Partners Two L.P.....................        285,679
Blackstone Real Estate Partners Three L.P...................      2,771,544
Blackstone Real Estate Partners IV L.P......................         87,134
Blackstone RE Capital Partners L.P..........................        454,392
Blackstone RE Capital Partners II L.P.......................         49,873
Blackstone RE Offshore Capital Partners L.P.................         87,732
Blackstone Real Estate Holdings L.P.........................      2,394,697
Blackstone Real Estate Partners II L.P......................     13,315,506
Blackstone Real Estate Holdings II L.P......................      3,737,981
Blackstone Real Estate Partners II.TE.1 L.P.................     11,204,854
Blackstone Real Estate Partners II.TE.2 L.P.................        484,448
Blackstone Real Estate Partners II.TE.3 L.P.................      2,303,484
Blackstone Real Estate Partners II.TE.4 L.P.................        468,555
Blackstone Real Estate Partners II.TE.5 L.P.................        985,554
BRE Logan Hotel, Inc........................................         31,957
RTZ Management Corp.........................................             14
CR/RE L.L.C.................................................         27,078
BRE/Ceriale L.L.C...........................................        468,470
BRE/Cambridge L.L.C.........................................        263,025
David Rubenstein............................................         30,057
                                                                 ----------
  Total.....................................................
                                                                 ==========

                              PLAN OF DISTRIBUTION

   Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

  . a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  . an exchange distribution in accordance with the rules of the New York
    Stock Exchange;

  . privately negotiated transactions; and

  . underwritten transactions.

   The selling shareholders and any underwriters, dealers or agents participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling shareholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

   When a selling shareholder elects to make a particular offer of the offered shares, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information.

   In order to comply with the securities laws of certain states, if applicable, the offered shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the offered shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

   We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by us against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. We also have agreed to indemnify each of the selling shareholders and each person who controls (within the meaning of the Securities
Act) such selling shareholder, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify us, each person who controls us (within the meaning of the Securities Act), underwriters, dealers and agents, and each of our and their directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses arising and any actions or proceedings under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholder; provided, however, that the indemnification obligation is several, not joint, as to each selling shareholder.

                                    EXPERTS

   The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

   The validity of the offered shares will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. If any portion of the offered shares is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

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No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

                             ---------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus......................................................   1
Where You Can Find More Information........................................   1
Special Note Regarding Forward-Looking Statements..........................   2
The Company................................................................   3
No Proceeds to the Company.................................................   3
Selling Shareholders.......................................................   3
Plan of Distribution.......................................................   5
Experts....................................................................   6
Legal Matters..............................................................   6



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                               47,713,875 Shares

                           HOST MARRIOTT CORPORATION

                                 Common Stock

                      ----------------------------------

                                  PROSPECTUS

                      ----------------------------------


                                 July  , 1999


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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered:

     Registration Fee.............................................. $171,244.14
     Printing and Duplicating Expenses.............................
     Legal Fees and Expenses.......................................
     Accounting Fees and Expenses..................................
     Miscellaneous.................................................
                                                                    -----------
       Total....................................................... $
                                                                    ===========

Item 15. Indemnification of Directors and Officers

   Our Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Company's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Company's Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Company's Bylaws require the Company to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, the Company's Bylaws require it, as a condition to advancing expenses, to obtain
(1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company shall ultimately be determined that the standard of conduct was not met.

   The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

   The Second Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P., as amended, also provides for indemnification of Host Marriott, L.P. and its officers and directors to the same extent that indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to Host Marriott, L.P. and its respective partners to the same extent that the liability of the officers and directors of the Company to the Company and its stockholders is limited under the Articles of Incorporation.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

  3.1*    Bylaws of the Company dated September 28, 1998

          Articles of Amendment and Restatement of Articles of Incorporation of
  3.2**   the Company

  3.3***  Articles Supplementary of the Company Classifying and Designating a
          Series of Preferred Stock as Series A Junior Participating Preferred
          Stock and Fixing Distribution and Other Preferences and Rights of
          Such Series

          Opinion of Hogan & Hartson L.L.P. regarding the legality of the 5.1**** securities being registered

 23.1**** Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP, independent public accountants

 24.1     Power of Attorney (included in signature page)

--------
* Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-64793).
** Incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-64793).
*** Incorporated herein by reference to Exhibit 4.2 to the Company's
    Registration Statement on Form 8-A (Registration No. 001-14625). **** To be filed by amendment.

Item 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 6th day of May, 1999.

                                          Host Marriott Corporation

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                   Robert E. Parsons, Jr.
                                                Executive Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, a Maryland corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 6th day of May, 1999.

              Signature                                  Title
              ---------                                  -----

        /s/ Terence C. Golden          President, Chief Executive Officer and
______________________________________  Director (principal executive officer)
          Terence C. Golden

      /s/ Robert E. Parsons, Jr.       Executive Vice President and Chief
______________________________________  Financial Officer (principal financial
        Robert E. Parsons, Jr.          officer)

        /s/ Donald D. Olinger          Senior Vice President and Corporate
______________________________________  Controller (principal accounting officer)
          Donald D. Olinger

       /s/ Richard E. Marriott         Chairman of the Board of Directors
______________________________________
         Richard E. Marriott

        /s/ R. Theodore Ammon          Director
______________________________________
          R. Theodore Ammon


              Signature                                  Title
              ---------                                  -----

         /s/ Robert M. Baylis          Director
______________________________________
           Robert M. Baylis

        /s/ J.W. Marriott, Jr.         Director
______________________________________
          J.W. Marriott, Jr.

       /s/ Ann Dore McLaughlin         Director
______________________________________
         Ann Dore McLaughlin

        /s/ John G. Schreiber          Director
______________________________________
          John G. Schreiber

      /s/ Harry L. Vincent, Jr.        Director
______________________________________
         Harry L. Vincent, Jr

                               INDEX TO EXHIBITS

  3.1*    Bylaws of the Company dated September 28, 1998

          Articles of Amendment and Restatement of Articles of Incorporation of
  3.2**   the Company

  3.3***  Articles Supplementary of the Company Classifying and Designating a
          Series of Preferred Stock as Series A Junior Participating Preferred
          Stock and Fixing Distribution and Other Preferences and Rights of
          Such Series

          Opinion of Hogan & Hartson L.L.P. regarding the legality of the 5.1**** securities being registered

 23.1**** Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP, independent public accountants

 24.1     Power of Attorney (included in signature page)

--------
   * Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-64793).
  ** Incorporated herein by reference to Exhibit 3.3 to the Company's
     Registration Statement on Form S-4 (Registration No. 333-64793). *** Incorporated herein by reference to Exhibit 4.2 to the Company's
     Registration Statement on Form 8-A (Registration No. 001-14625). **** To be filed by amendment.